Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Joselyn Fine, Investor Relations Analyst
(617) 219-1410

Government Properties Income Trust Announces Fourth Quarter and

Year End 2015 Results

Normalized FFO Per Share for the Fourth Quarter Increases 5% Year over Year to $0.61

New and Renewal Leases Entered During the Fourth Quarter for 204,833 Square Feet

Occupancy Increases 100 bps Sequentially Compared to the Previous Quarter

Newton, MA (February 18, 2016): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter and year ended December 31, 2015.

David Blackman, President and Chief Operating Officer of GOV, made the following statement:

“Government Properties Income Trust had an active fourth quarter of 2015.  We executed leases for almost 205,000 square feet, with approximately 93% of this leasing activity with government tenants.  Our leasing included approximately 110,000 square feet of positive absorption that increased occupancy by 100 bps from the third quarter of 2015.  As of the quarter end, over 93% of our rents came from government tenants.”

Results for the Quarter Ended December 31, 2015:

Normalized funds from operations, or Normalized FFO, for the quarter ended December 31, 2015 were $43.6 million, or $0.61 per diluted share, compared to Normalized FFO for the quarter ended December 31, 2014 of $40.7 million, or $0.58 per diluted share. The increase in Normalized FFO per share for the quarter ended December 31, 2015 was primarily the result of an increase in Normalized FFO attributable to GOV’s investment in Select Income REIT (NYSE: SIR).

Net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, was $2.3 million, or $0.03 per diluted share, for the quarter ended December 31, 2015, compared to net income of $14.1 million, or $0.20 per diluted share, for the quarter ended December 31, 2014. The net loss for the quarter ended December 31, 2015 included non-cash loss on the distribution of shares of class A common stock of The RMR Group Inc. (NASDAQ: RMR) common stock to GOV’s shareholders totaling $12.4 million, or $0.17 per diluted share. The weighted average number of diluted common shares outstanding was 71.0 million for the quarter ended December 31, 2015, and 70.3 million for the quarter ended December 31, 2014.

Reconciliations of net income (loss) determined in accordance with GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended December 31, 2015 and 2014 appear later in this press release.

Results for the Year Ended December 31, 2015:

Normalized FFO for the year ended December 31, 2015 were $168.7 million, or $2.39 per diluted share, compared to Normalized FFO for the year ended December 31, 2014 of $140.8 million, or $2.29 per diluted share. The increase in Normalized FFO per share for the year ended December 31, 2015 was primarily the result of an increase in Normalized FFO attributable to GOV’s investment in SIR.

Net loss determined in accordance with GAAP was $210.0 million, or $2.97 per diluted share, for the year ended December 31, 2015, compared to net income of $56.5 million, or $0.92 per diluted share, for the year ended December 31, 2014. The net loss for the year ended December 31, 2015 included a non-cash loss on impairment of GOV’s investment in SIR of $203.3 million, or $2.88 per diluted share, a non-cash loss relating to the issuance of shares by SIR of $42.1 million, or $0.60 per diluted share, and a non-cash loss on the distribution of RMR common stock of $12.4 million, or $0.18 per diluted share. The weighted average number of diluted common shares outstanding was 70.7 million for the year ended December 31, 2015, and 61.4 million for the year ended December 31, 2014.

Reconciliations of net income (loss) determined in accordance with GAAP to FFO and Normalized FFO for the years ended December 31, 2015 and 2014 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended December 31, 2015, GOV entered into new and renewal leases for 204,833 rentable square feet at weighted (by rentable square feet) average rental rates that were 13.1% below prior rents for the same space.  The weighted average (by rentable square feet) lease term for leases entered into during the quarter ended December 31, 2015 was 6.4 years.  Leasing capital commitments for new and renewal leases entered into during the quarter ended December 31, 2015 were $11.3 million, or $8.65 per square foot, per lease year.

As of December 31, 2015, 94.5% of GOV’s rentable square feet at properties classified as continuing operations was leased. This compares with 93.5% as of September 30, 2015 and 94.9% as of December 31, 2014.  Occupancy for properties owned continuously since October 1, 2014, excluding properties classified as discontinued operations, or same properties, was 94.5% as of December 31, 2015, which compares with 94.7% as of December 31, 2014. Same properties cash basis net operating income, or Cash Basis NOI, decreased 6.2% for the quarter ended December 31, 2015 compared to the same period in 2014.

Reconciliations of net income (loss) determined in accordance with GAAP to NOI and to Cash Basis NOI for the quarters ended December 31, 2015 and 2014 appear later in this press release.

Recent Acquisition Activities:

In January 2016, GOV acquired an office property (one building) located in Sacramento, CA with 338,796 rentable square feet for a purchase price of $79.8 million, excluding acquisition related costs.  The property is majority leased to the State of California for a remaining lease term of 7.0 years as of the date of acquisition.

Financing Activities:

In January 2016, GOV gave notice to repay at par, an $83.0 million mortgage note requiring interest at 5.55% which is secured by one office property (two buildings) located in Reston, VA.  GOV expects to repay this mortgage note in March 2016.  This mortgage note is scheduled to mature in April 2016.

In February 2016, GOV repaid at par, a $23.5 million mortgage note requiring interest at 6.21% which was secured by an office property (one building) located in Landover, MD.  This mortgage note was scheduled to mature in August 2016.

Distribution of RMR Common Stock:

On December 14, 2015, GOV distributed to common shareholders 0.0108 shares of RMR common stock for each common share of GOV held as of the close of business on November 27, 2015.  In connection with this distribution, GOV recognized a non-cash loss of $12.4 million because the closing price of RMR common stock was lower than GOV’s carrying amount per share on the day RMR common stock was distributed to GOV’s shareholders.  Since the distribution date, the trading price of RMR common stock has increased.  If the trading price of RMR common stock on the distribution date had been at the current increased price per share, GOV would have recognized a lesser non-cash loss on the distribution.

Conference Call:

On Thursday, February 18, 2016, at 11:00 a.m. Eastern Time, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, Mark Kleifges, will host a conference call to discuss GOV’s fourth quarter and full year 2015 results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, February 25, 2016. To hear the replay, dial (412) 317-0088. The replay pass code is 10079036. A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com. Participants wanting to access the webcast should visit GOV’s website about five minutes before the call. The archived webcast will be available for replay on GOV’s website following the call for about one week. The transcription, recording and retransmission in any way of GOV’s fourth quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Fourth Quarter 2015 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants. GOV is managed by the operating subsidiary of The RMR Group Inc. (NASDAQ: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the pages attached to this news release for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO, Normalized FFO, NOI and Cash Basis NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                 MR. BLACKMAN, GOV’S PRESIDENT AND CHIEF OPERATING OFFICER, HAS MADE STATEMENTS IN THIS PRESS RELEASE REGARDING GOV’S QUARTERLY LEASING ACTIVITY, INCLUDING LEASE EXECUTIONS, LEASE SPACE ABSORPTION, OCCUPANCY AND TYPE OF TENANTS.  THERE CAN BE NO ASSURANCE THAT THE POSITIVE LEASING ACTIVITY MR. BLACKMAN REFERENCES WILL CONTINUE OR THAT IT WILL NOT DECLINE IN FUTURE PERIODS.

•                 GOV EXPECTS TO REPAY AN $83.0 MILLION MORTGAGE NOTE SCHEDULED TO MATURE IN APRIL 2016 USING CASH ON HAND AND BORROWINGS UNDER ITS UNSECURED REVOLVING CREDIT FACILITY IN MARCH 2016.  IF UNFORESEEN CIRCUMSTANCES OCCUR, THE EXPECTED REPAYMENT OF THIS MORTGAGE MAY BE DELAYED OR MAY NOT OCCUR.

•                 THIS PRESS RELEASE STATES THAT THE TRADING PRICE OF RMR COMMON STOCK HAS INCREASED SINCE THE DISTRIBUTION OF RMR COMMON STOCK TO GOV’S SHAREHOLDERS. AN IMPLICATION OF THIS STATEMENT MAY BE THAT THE TRADING PRICE OF RMR COMMON STOCK WILL CONTINUE TO INCREASE OR WILL NOT DECLINE. THE MARKET VALUE OF RMR COMMON STOCK DEPENDS UPON VARIOUS FACTORS, INCLUDING SOME THAT ARE BEYOND GOV’S CONTROL, SUCH AS MARKET CONDITIONS. THERE CAN BE NO ASSURANCE REGARDING THE PRICE AT WHICH RMR COMMON STOCK WILL TRADE.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust

Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Rental income	$61,685	$64,625	$248,549	$251,031

Expenses:
Real estate taxes	7,087	7,384	29,906	28,389
Utility expenses	4,128	4,297	17,916	19,369
Other operating expenses	13,766	12,396	50,425	45,982
Depreciation and amortization	17,021	17,339	68,696	66,593
Loss on impairment of real estate	—	400	—	2,016
Acquisition related costs	352	54	811	1,344
General and administrative	3,395	4,272	14,826	15,809
Total expenses	45,749	46,142	182,580	179,502

Operating income	15,936	18,483	65,969	71,529
Dividend income	811	—	811	—
Interest income	—	1	14	69
Interest expense (including net amortization of debt premiums and discounts and deferred financing fees of $355, $384, $1,376, and $1,310, respectively)	(9,114)	(9,518)	(37,008)	(28,048)
Gain (loss) on early extinguishment of debt	—	(766)	34	(1,307)
Loss on distribution to common shareholders of RMR common stock	(12,368)	—	(12,368)	—
Loss on issuance of shares by Select Income REIT	—	(14)	(42,145)	(53)
Loss on impairment of Select Income REIT investment	—	—	(203,297)	—
Income (loss) from continuing operations before income taxes and equity in earnings of investees	(4,735)	8,186	(227,990)	42,190
Income tax (expense) benefit	(37)	13	(86)	(117)
Equity in earnings of investees	2,568	6,032	18,640	10,963
Income (loss) from continuing operations	(2,204)	14,231	(209,436)	53,036
Income (loss) from discontinued operations	(135)	(117)	(525)	3,498
Net income (loss)	$(2,339)	$14,114	$(209,961)	$56,534

Weighted average common shares outstanding (basic)	71,030	70,254	70,700	61,313
Weighted average common shares outstanding (diluted)	71,030	70,343	70,700	61,399

Per common share amounts:
Income (loss) from continuing operations (basic)	$(0.03)	$0.20	$(2.96)	$0.87
Income (loss) from continuing operations (diluted)	$(0.03)	$0.20	$(2.96)	$0.86
Income (loss) from discontinued operations (basic and diluted)	$—	$—	$(0.01)	$0.06
Net income (loss) (basic and diluted)	$(0.03)	$0.20	$(2.97)	$0.92

Government Properties Income Trust

Funds from Operations and Normalized Funds from Operations(1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Calculation of Funds from Operations (FFO) and Normalized FFO:
Net income (loss)	$(2,339)	$14,114	$(209,961)	$56,534
Plus: depreciation and amortization	17,021	17,339	68,696	66,593
Plus: loss on impairment of real estate	—	400	—	2,016
Plus: FFO attributable to SIR investment	12,144	13,447	56,105	24,677
Less: equity in earnings of SIR	(2,618)	(6,004)	(18,620)	(10,876)
Less: increase in carrying value of asset held for sale	—	—	—	(2,344)
Less: net gain on sale of properties from discontinued operations	—	—	—	(774)
FFO	24,208	39,296	(103,780)	135,826
Plus: acquisition related costs	352	54	811	1,344
Plus: loss on early extinguishment of debt	—	766	—	1,307
Plus: loss on distribution to common shareholders of RMR common stock (2)	12,368	—	12,368	—
Plus: loss on issuance of shares by SIR	—	14	42,145	53
Plus: loss on impairment of SIR investment	—	—	203,297	—
Plus: normalized FFO attributable to SIR investment	18,835	14,024	70,012	26,898
Less: FFO attributable to SIR investment	(12,144)	(13,447)	(56,105)	(24,677)
Less: gain on early extinguishment of debt	—	—	(34)	—
Normalized FFO	$43,619	$40,707	$168,714	$140,751

Weighted average common shares outstanding (basic)	71,030	70,254	70,700	61,313
Weighted average common shares outstanding (diluted)	71,030	70,343	70,700	61,399

Per common share amounts:
FFO per common share (basic)	$0.34	$0.56	$(1.47)	$2.22
FFO per common share (diluted)	$0.34	$0.56	$(1.47)	$2.21
Normalized FFO per common share (basic)	$0.61	$0.58	$2.39	$2.30
Normalized FFO per common share (diluted)	$0.61	$0.58	$2.39	$2.29

(1)             GOV calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between FFO attributable to an equity investment and equity in earnings of an equity investee but excluding impairment charges on real estate assets, carrying value adjustments of real estate assets held for sale, any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV. GOV’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because GOV includes the difference between FFO and Normalized FFO attributable to GOV’s equity investment in SIR, GOV includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and GOV excludes acquisition related costs, gains or losses on early extinguishment of debt, loss on impairment of SIR investment, losses on issuance of shares by SIR and loss on distribution to common shareholders of RMR common stock. GOV considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), operating income and cash flow from operating activities. GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV’s operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by GOV’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain GOV’s qualification for taxation as a REIT, limitations in GOV’s credit agreement and public debt covenants, the availability to GOV of debt and equity capital, GOV’s expectation of its future capital requirements and operating performance, GOV’s receipt of distributions from SIR and GOV’S expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of GOV’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs. These measures should be considered in conjunction with net income (loss), operating income and cash flow from operating activities as presented in GOV’s Consolidated Statements of Comprehensive Income (Loss) and Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

(2)             Amounts represent a non-cash loss recorded as a result of the closing price of RMR common stock being lower than GOV’s carrying amount per share on the day RMR common stock was distributed to GOV’s shareholders.

Government Properties Income Trust

Calculation and Reconciliation of Property Net Operating Income (NOI) and Cash Basis NOI(1)

(amounts in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Calculation of Consolidated NOI and Consolidated Cash Basis NOI(2):
Rental income	$61,685	$64,625	$248,549	$251,031
Operating expenses	(24,981)	(24,077)	(98,247)	(93,740)
Consolidated property net operating income (NOI)	36,704	40,548	150,302	157,291
Non-cash straight line rent adjustments included in rental income (3)	(1,159)	(1,123)	(3,978)	(4,501)
Lease value amortization included in rental income (3)	293	238	1,155	868
Non-cash amortization included in other operating expenses (4)	(121)	—	(246)	—
Consolidated cash basis NOI	$35,717	$39,663	$147,233	$153,658

Reconciliation of Consolidated NOI and Consolidated Cash Basis NOI to Net Income (Loss):
Consolidated cash basis NOI	$35,717	$39,663	$147,233	$153,658
Non-cash straight line rent adjustments included in rental income (3)	1,159	1,123	3,978	4,501
Lease value amortization included in rental income (3)	(293)	(238)	(1,155)	(868)
Non-cash amortization included in other operating expenses (4)	121	—	246	—
Consolidated NOI	36,704	40,548	150,302	157,291
Depreciation and amortization	(17,021)	(17,339)	(68,696)	(66,593)
Loss on impairment of real estate	—	(400)	—	(2,016)
Acquisition related costs	(352)	(54)	(811)	(1,344)
General and administrative	(3,395)	(4,272)	(14,826)	(15,809)
Operating income	15,936	18,483	65,969	71,529
Dividend income	811	—	811	—
Interest and other income	—	1	14	69
Interest expense	(9,114)	(9,518)	(37,008)	(28,048)
Gain (loss) on early extinguishment of debt	—	(766)	34	(1,307)
Loss on issuance of shares by SIR	—	(14)	(42,145)	(53)
Loss on distribution to common shareholders of RMR common stock (5)	(12,368)	—	(12,368)	—
Loss on impairment of SIR investment	—	—	(203,297)	—
Income tax (expense) benefit	(37)	13	(86)	(117)
Equity in earnings of investees	2,568	6,032	18,640	10,963
Income (loss) from continuing operations	(2,204)	14,231	(209,436)	53,036
Income (loss) from discontinued operations	(135)	(117)	(525)	3,498
Net income (loss)	$(2,339)	$14,114	$(209,961)	$56,534

Reconciliation of Consolidated NOI to Same Property NOI (6) (7):
Rental income	$61,685	$64,625	$248,549	$251,031
Operating expenses	(24,981)	(24,077)	(98,247)	(93,740)
Consolidated property NOI	36,704	40,548	150,302	157,291
Less: NOI of properties not included in same property results	—	(1,588)	(14,451)	(14,615)
Same property NOI	$36,704	$38,960	$135,851	$142,676

Calculation of Same Property Cash Basis NOI (6) (7):
Same Property NOI	$36,704	$38,960	$135,851	$142,676
Plus: Lease value amortization included in rental income (3)	293	238	997	829
Less: Non-cash straight line rent adjustments included in rental income (3)	(1,159)	(1,123)	(2,558)	(3,878)
Non-cash amortization included in other operating expenses (4)	(121)	—	(226)	—
Same property cash basis NOI	$35,717	$38,075	$134,064	$139,627

(1)             GOV calculates NOI and Cash Basis NOI as shown above.  The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to GOV’s property level results of operations. GOV defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. GOV defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, and non-cash amortization included in other operating expenses.  GOV considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income (loss) because they may help both investors and management to understand the operations of GOV’s properties. GOV uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and GOV believes that NOI and

Cash Basis NOI provide useful information to investors regarding GOV’s results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of GOV’s operating performance between periods and with other REITs.  NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), operating income or cash flow from operating activities determined in accordance with GAAP or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs. These measures should be considered in conjunction with net income (loss), operating income and cash flow from operating activities as presented in GOV’s Consolidated Statements of Comprehensive Income (Loss) and Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than GOV does.

(2)             Excludes properties classified as discontinued operations.

(3)             GOV reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments.  Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to GOV by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(4)             GOV recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price GOV paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035, the then 20 year life of GOV’s property management agreement with the operating subsidiary of RMR, as a reduction to property management fees, which are included in other operating expenses.

(5)             Amounts represent a non-cash loss recorded as a result of the closing price of RMR common stock being lower than GOV’s carrying amount per share on the day RMR common stock was distributed to GOV’s shareholders.

(6)             For the three months ended December 31, 2015, based on properties GOV owned as of December 31, 2015, and which it owned continuously since October 1, 2014, excluding properties classified as discontinued operations.

(7)             For the year ended December 31, 2015, based on properties GOV owned as of December 31, 2015, and which it owned continuously since January 1, 2015, excluding properties classified as discontinued operations.

Government Properties Income Trust

Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	December 31,	December 31,
	2015	2014
ASSETS
Real estate properties:
Land	$253,058	$254,008
Buildings and improvements	1,443,074	1,428,472
Total real estate properties, gross	1,696,132	1,682,480
Accumulated depreciation	(255,879)	(219,791)
Total real estate properties, net	1,440,253	1,462,689

Equity investment in Select Income REIT	491,369	680,137
Assets of discontinued operations	12,468	13,165
Assets of property held for sale	3,098	32,797
Acquired real estate leases, net	118,267	150,080
Cash and cash equivalents	8,785	13,791
Restricted cash	1,022	2,280
Rents receivable, net	45,269	36,239
Deferred leasing costs, net	14,299	11,450
Deferred financing costs, net	9,875	12,782
Other assets, net	29,831	12,205
Total assets	$2,174,536	$2,427,615

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$117,000	$—
Unsecured term loans	550,000	550,000
Senior unsecured notes, net of discount	347,981	347,423
Mortgage notes payable, including premiums	136,643	187,694
Liabilities of discontinued operations	54	150
Liabilities of property held for sale	43	343
Accounts payable and other liabilities	50,543	26,471
Due to related persons	2,886	2,161
Assumed real estate lease obligations, net	12,735	15,924
Total liabilities	1,217,885	1,130,166

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized, 71,126,308 and 70,349,227 shares issued
and outstanding, respectively	711	703
Additional paid in capital	1,472,482	1,457,631
Cumulative net income	38,486	248,447
Cumulative other comprehensive income (loss)	(14,867)	37
Cumulative common distributions	(540,161)	(409,369)
Total shareholders’ equity	956,651	1,297,449
Total liabilities and shareholders’ equity	$2,174,536	$2,427,615